Exhibit 10.48

WARRANT PURCHASE AGREEMENT
between
ALEXZA PHARMACEUTICALS, INC.
and
SYMPHONY ALLEGRO HOLDINGS LLC

Dated as of June 15, 2009

Page
Section 7.07 Counterparts	17

Section 7.08 Assignment and Successors	17

Annex A	Certain Definitions
Exhibit A	Form of opinion of Cooley Godward Kronish LLP
Exhibit B	Form of Warrant
Exhibit C	Warrant Conversion Example

WARRANT PURCHASE AGREEMENT
     This WARRANT PURCHASE AGREEMENT (this “Agreement”) is dated as of June 15, 2009, by and between Alexza Pharmaceuticals, Inc., a Delaware corporation (“Alexza”), and SYMPHONY ALLEGRO HOLDINGS LLC, a Delaware limited liability company (together with its permitted successors, assigns and transferees, “Holdings”).
     WHEREAS, contemporaneously with the execution of this Agreement, Holdings, Alexza, and Symphony Allegro, Inc., a Delaware corporation (“Symphony Allegro”) are entering into an Amended and Restated Purchase Option Agreement (the “Purchase Option Agreement”) pursuant to which, among other things, Holdings is granting to Alexza an option to purchase all of the equity securities of Symphony Allegro (the “Symphony Allegro Equity Securities”) owned, or hereafter acquired, by Holdings on the terms set forth in the Purchase Option Agreement (the “Purchase Option”); and
     WHEREAS, in consideration for Holdings’ grant of the Purchase Option to Alexza, Alexza desires to issue and sell to Holdings the Warrants described herein on the terms hereof.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used but not defined herein are used as defined in Annex A hereto.
ARTICLE II
PURCHASE AND SALE OF WARRANTS
     Section 2.01 Authorization to Issue Warrants. Alexza has authorized the issuance of certain warrants (the “Warrants”) representing the right to purchase 5,000,000 shares of Alexza’s common stock (“Alexza Common Stock”), par value $0.0001 per share (such shares, the “Warrant Shares”). The Warrants shall have a term of five (5) years and shall be evidenced by certificates issued pursuant to this Agreement in the form set forth in Exhibit B hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Agreement. If, after the date hereof and prior to the Warrant Date (as defined below), the number of outstanding shares of Alexza Common Stock has been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the number of Warrant Shares to be issuable upon exercise of the Warrant.
     Section 2.02 Purchase and Sale of Warrants. Alexza hereby agrees to issue to Holdings, and Holdings hereby agrees to acquire from Alexza, the Warrants on the Purchase Option Closing Date (hereinafter, the “Warrant Date”), subject to the fulfillment of the conditions precedent described in Article III below.
     Section 2.03 Warrant Date. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Warrants contemplated by this Agreement shall take place at a closing on the Warrant Date (the “Warrant Closing”) to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, at 4:30 P.M., Eastern Time, following the satisfaction or waiver of all other conditions to the obligations of the Parties set forth in Article III hereof, or at such other place or at such other time or such other date as Holdings and Alexza shall mutually agree upon in writing.
ARTICLE III
CONDITIONS OF PURCHASE
     Section 3.01 Conditions Precedent to Each Party’s Obligations. The respective obligations of Alexza and Holdings to effect the transactions contemplated hereby shall be subject to the satisfaction of the conditions precedent contained in this Section 3.01 or the waiver thereof in writing by Holdings and Alexza prior to or on the Warrant Date.
          (a) Approvals. All Governmental Approvals imposed by any Governmental Authority in connection with the transactions contemplated by this Agreement and the other Operative Documents required to be in effect prior to or on the Warrant Date shall be in effect, the failure of which to be in effect would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either of the Parties.
          (b) Litigation. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or in the other Operative Documents.
          (c) Stockholder Approval. Alexza shall have received approval by Alexza’s stockholders of the issuance of the Warrant Shares and any shares of Alexza Common Stock issuable in connection with the exercise of the Purchase Option by Alexza under the Purchase Option Agreement, which such approval shall satisfy the requirements of NASDAQ Marketplace Rule 5635.

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     Section 3.02 Conditions Precedent to Holdings’ Obligations. The obligation of Holdings to effect the transactions contemplated hereby shall be subject to the satisfaction of the further conditions precedent contained in this Section 3.02, or the waiver thereof in writing by Holdings, prior to or on the Warrant Date.
          (a) Authorization, Execution and Delivery of Documents. This Agreement and each of the other Operative Documents (including all schedules, annexes and exhibits thereto) required to be entered into on or prior to the Warrant Date shall have been duly authorized, executed and delivered by each of the parties thereto (other than Holdings) and shall be in full force and effect.
          (b) Issuance of Warrants. All actions required by any applicable law, or necessary in the reasonable opinion of Holdings, to issue the Warrants shall have been duly taken by Alexza (or provisions therefor shall have been made), including, without limitation, the making of all registrations and filings required to be made prior to or on the Warrant Date, and all necessary consents shall have been received.
          (c) Performance of Obligations by Alexza; Representations and Warranties. Alexza shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement and the other Operative Documents that are required to be performed or complied with by it prior to or on the Warrant Date. Alexza’s representations and warranties set forth in Section 4.02 of this Agreement shall be true and correct in all respects as of the Warrant Date.
          (d) Opinion of Counsel. Holdings shall have received an opinion letter from Cooley Godward Kronish LLP, counsel to Alexza, substantially in the form attached hereto as Exhibit A.
          (e) Closing Certificate. At the Warrant Closing, Holdings shall have received a certificate from Alexza executed by its Chief Financial Officer or other duly authorized executive officer, dated as of the Warrant Date, in form and substance reasonably satisfactory to Holdings, certifying:
               (i) (A) that the Operative Documents to which Alexza is a party have been duly authorized, executed and delivered by Alexza, and are in full force and effect, and (B) that Alexza has satisfied all conditions precedent contained in the Operative Documents to which it is a party required to be satisfied by it on or prior to the Warrant Date; and
               (ii) as to (A) the accuracy and completeness of the contents of Alexza’s charter documents, (B) the resolutions of Alexza’s board of directors, duly authorizing Alexza’s execution, delivery and performance of each Operative Document to which it is or is to be a party and each other document required to be executed and delivered by it in accordance with the provisions hereof or thereof, and (C) the incumbency and signature of Alexza’s representatives authorized to execute and

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deliver documents on its behalf in connection with the obligations contemplated hereby and by the other Operative Documents.
          (f) Further Documents, Certificates, Etc. Holdings shall have received such other documents, certificates or opinions as Holdings may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.
          (g) No Events of Default. No breach, default, event of default or other similar event by Alexza, and no event which with the giving of notice, the passage of time, or both, would constitute any of the foregoing, under any Operative Document or any other material contract or agreement to which Alexza is a party, shall have occurred and be continuing, and no condition shall exist that constitutes, or with the giving of notice, the passage of time, or both, would constitute such default, event of default or other similar event.
          (h) No Violation. The transactions contemplated hereby shall comply with all applicable law in effect as of the Warrant Date, and no party (other than Holdings) to such transactions shall be in violation of any such applicable law. Holdings shall not be subject to any penalty or liability pursuant to any violation of applicable law in effect as of such Warrant Date by virtue of the transactions contemplated hereby and by each of the other Operative Documents.
          (i) Change in Law. There shall have been no change in any law, rule or regulation or the interpretation thereof (including any law, rule or regulation relating to taxes) that prohibits or prevents the consummation of this Agreement or any of the transactions contemplated hereby (including the sale and purchase of the Warrants) or by the Operative Documents or that results in any material increase in taxes payable by Holdings or Investors.
     Section 3.03 Conditions Precedent to Alexza’s Obligations. The obligation of Alexza to effect the transactions contemplated hereby shall be subject to the satisfaction of the further conditions precedent contained in this Section 3.03, or the waiver thereof in writing by Alexza, prior to or on the Warrant Date.
          (a) Prior Warrant Delivery. Holdings shall deliver to Alexza for cancellation all warrants issued by Alexza to Holdings or any Affiliate of Holdings under that certain Warrant Purchase Agreement, dated December 1, 2006, between Alexza and Holdings, or upon the transfer of any warrants so issued.
          (b) Authorization, Execution and Delivery of Documents. This Agreement and each of the other Operative Documents (including all schedules and exhibits thereto) required to be entered into on or prior to the Warrant Date shall have been duly authorized, executed and delivered by each of the parties thereto (other than Alexza) and shall be in full force and effect.

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          (c) Performance of Obligations by Holdings; Representations and Warranties. As of the Warrant Date, Holdings shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement and the other Operative Documents required to be performed or complied with by it prior to or at the Warrant Date. Each of Holdings’ representations and warranties set forth in Section 4.01 of this Agreement shall be true and correct in all respects as of the Warrant Date with the same effect as though such representations and warranties were made on and as of the Warrant Date (or if stated to have been made as of an earlier date, as of such date).
          (d) No Events of Default. No breach, default, event of default or other similar event by Holdings, and no event which with the giving of notice, the passage of time, or both, would constitute any of the foregoing, under any Operative Document or any other material contract or agreement to which Holdings is a party, shall have occurred and be continuing, and no condition shall exist that constitutes, or with the giving of notice, the passage of time, or both, would constitute such default, event of default or other similar event.
          (e) No Violation. The transactions contemplated hereby shall comply in all material respects with all applicable law in effect as of the Warrant Date, and no party (other than Alexza) to such transactions shall be in material violation of any such applicable law. Alexza shall not be subject to any penalty or liability pursuant to any violation of applicable law in effect as of such Warrant Date by virtue of the transactions contemplated hereby and by each of the other Operative Documents, the failure to comply with which would, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Programs.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 4.01 Representations, Warranties and Covenants of Holdings.
          (a) Holdings hereby represents and warrants to Alexza that:
               (i) Organization. Holdings is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.
               (ii) Authority and Validity. Holdings has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holdings of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Holdings, and no other proceedings on the part of Holdings are necessary to authorize this Agreement or for Holdings to perform its obligations under this Agreement. This Agreement constitutes

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the lawful, valid and legally binding obligation of Holdings, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
               (iii) No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Holdings, (B) conflict with or violate any law or Governmental Order applicable to Holdings or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Holdings, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Holdings is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
               (iv) Governmental Consents and Approvals. Other than any HSR Filings which, if such HSR Filings are required, will be obtained on or prior to the Warrant Date, the execution, delivery and performance of this Agreement by Holdings do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
               (v) Litigation. There are no actions by or against Holdings pending before any Governmental Authority or, to the knowledge of Holdings, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings. There are no pending or, to the knowledge of Holdings, threatened actions to which Holdings is a party (or threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Holdings is not subject to any Governmental Order (nor, to the knowledge of Holdings, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
               (vi) Accredited Investor.
                    (A) Holdings is and will remain at all relevant times an “Accredited Investor”.

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                    (B) Holdings has relied completely on the advice of, or has consulted with or has had the opportunity to consult with, its own personal tax, investment, legal or other advisors and has not relied on Alexza or any of its Affiliates for advice. Holdings has reviewed the Investment Overview and is aware of the risks disclosed therein. Holdings acknowledges that it has had a reasonable opportunity to conduct its own due diligence with respect to the Products, the Programs, Symphony Allegro, Alexza and the transactions contemplated by the Operative Documents.
                    (C) Holdings has been advised and understands that the offer and sale of the Warrants and the Warrant Shares have not been registered under the Securities Act. Holdings is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.
                    (D) Holdings is acquiring the Warrants and the Warrant Shares solely for Holdings’ own account for investment purposes as a principal and not with a view to the resale of all or any part thereof; provided, that Holdings may transfer the Warrants as set forth in Section 6.01 hereof. Holdings agrees that the Warrants and the Warrant Shares may not be resold (1) without registration thereof under the Securities Act (unless an exemption from such registration is available), or (2) in violation of any law. Holdings is not and will not be an underwriter within the meaning of Section 2(11) of the Securities Act with respect to the Warrants and the Warrant Shares.
                    (E) No person or entity acting on behalf of, or under the authority of, Holdings is or will be entitled to any broker’s, finder’s, or similar fees or commission payable by Alexza or any of its Affiliates.
                    (F) Holdings acknowledges and agrees to treat the Warrants for federal, state and local income tax purposes as option premium paid in return for the grant, maintenance and exercise of the Purchase Option.
     Section 4.02 Representations, Warranties and Covenants of Alexza.
          (a) Alexza hereby represents and warrants to Holdings that:
               (i) Organization. Alexza is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
               (ii) Authority and Validity. Alexza has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Alexza of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Alexza, and, other than the Stockholder Approval, no other proceedings on the part of Alexza are necessary to authorize this Agreement or for Alexza to perform its obligations under this Agreement. This Agreement constitutes the

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lawful, valid and legally binding obligation of Alexza, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
               (iii) No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Alexza, (B) conflict with or violate any law or Governmental Order applicable to Alexza or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Alexza, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Alexza is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza.
               (iv) Governmental Consents and Approvals. Other than any HSR Filings which, if such HSR Filings are required, will be obtained on or prior to the Warrant Date, the execution, delivery and performance of this Agreement by Alexza do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza.
               (v) Litigation. Except as disclosed in any Alexza Public Filings available as of the date hereof, there are no actions by or against Alexza pending before any Governmental Authority or, to the knowledge of Alexza, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza. There are no pending or, to the knowledge of Alexza, threatened actions, to which Alexza is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Alexza is not subject to any Governmental Order (nor, to the knowledge of Alexza, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza.
               (vi) Private Placement. Assuming the accuracy of Holdings’ representations and warranties set forth in Section 4.01, (i) the purchase and sale of the Warrants is exempt from the registration requirements of the Securities Act,

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and (ii) no other offering of Common Stock by Alexza (other than the issuance of the Alexza Closing Shares) will be integrated with the offering of the Warrants or the Warrant Shares. Neither Alexza nor any Person acting on its behalf has or will offer the Warrants or the Warrant Shares by any form of general solicitation or general advertising and all filings required under Rule 503 of the Securities Act will be made in a timely manner.
          (b) Alexza covenants and agrees with Holdings that, so long as any of the Warrants are outstanding (including as such Warrants may be reissued pursuant to transfer in accordance with Section 6.01 hereof), Alexza shall take all action necessary to reserve and keep available out of its authorized and unissued Alexza Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Alexza Common Stock issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Alexza Common Stock delivered thereby will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Alexza Common Stock.
          (c) Alexza acknowledges and agrees to treat the Warrants for federal, state and local income tax purposes as option premium paid in return for the grant of the Purchase Option.
ARTICLE V
INDEMNITY
     Section 5.01 Indemnification. To the greatest extent permitted by applicable law, Alexza shall indemnify and hold harmless Holdings, and Holdings shall indemnify and hold harmless Alexza, and each of their respective Affiliates, officers, directors, employees, agents, partners, members, successors, assigns, representatives of, and each Person, if any (including any officers, directors, employees, agents, partners, members of such Person) who controls, Holdings and Alexza, as applicable, within the meaning of the Securities Act or the Exchange Act, (each, an “Indemnified Party”), from and against any and all actions, causes of action, suits, claims, losses, costs, interest, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (hereinafter, a “Loss”), incurred by any Indemnified Party to the extent resulting from, arising out of or relating to: (i) in the case of Alexza being the Indemnifying Party, (A) any breach of any representation or warranty made by Alexza herein, (B) any breach of any covenant, agreement or obligation of Alexza contained herein, or (C) any untrue statement of a material fact about Alexza contained in the reports filed by Alexza with the SEC, or the omission therefrom of a material fact about Alexza required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such reports are attached to the Investment Overview; provided, that the information contained in a later filed report filed prior to the date of this Agreement shall be deemed to update any related information

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contained in a previously filed report (the items set forth herein in clauses (A), (B) and (C) being hereinafter referred to as the “Holdings Claims”), and (ii) in the case of Holdings being the Indemnifying Party, (x) any breach of any representation or warranty made by Holdings herein, (y) any breach of any covenant, agreement or obligation of Holdings contained herein, or (z) any untrue statement or alleged untrue statement of a material fact about Holdings contained in the Investment Overview or the omission or alleged omission therefrom of a material fact about Holdings required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (the items set forth herein in clauses (x), (y) and (z) being hereinafter referred to as the “Alexza Claims”). To the extent that the foregoing undertaking by Alexza or Holdings may be unenforceable for any reason, such Party shall make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law.
     Section 5.02 Notice of Claims. Any Indemnified Party that proposes to assert a right to be indemnified under this Article V shall notify Alexza or Holdings, as applicable (the “Indemnifying Party”), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party (an “Indemnified Proceeding”) in respect of which a claim is to be made under this Article V, or the incurrence or realization of any Loss in respect of which a claim is to be made under this Article V, of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission to so notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (x) such Indemnifying Party from any liability that it may have to such Indemnified Party under this Article V or otherwise, except, as to such Indemnifying Party’s liability under this Article V, to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission, or (y) any other indemnitor from liability that it may have to any Indemnified Party.
     Section 5.03 Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Party, it shall notify the applicable Indemnifying Party of the commencement thereof as provided in Section 5.02, and such Indemnifying Party shall be entitled to participate in, and provided such Indemnified Proceeding involves a claim solely for money damages and does not seek an injunction or other equitable relief against the Indemnified Party and is not a criminal or regulatory action, to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Party. After notice from such Indemnifying Party to such Indemnified Party of such Indemnifying Party’s election to so assume the defense thereof and the failure by such Indemnified Party to object to such counsel within ten (10) Business Days following its receipt of such notice, such Indemnifying Party shall not be liable to such Indemnified Party for legal or other expenses related to such Indemnified Proceedings incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Party reasonably necessary in connection with the defense thereof. Such Indemnified Party

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shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:
               (i) the employment of counsel by such Indemnified Party at the expense of the applicable Indemnifying Party has been authorized in writing by such Indemnifying Party;
               (ii) such Indemnified Party shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between the applicable Indemnifying Party and such Indemnified Party in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Party (it being agreed that in any case referred to in this clause (ii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
               (iii) the applicable Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party, to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof; provided, however, that (A) this clause (iii) shall not be deemed to constitute a waiver of any conflict of interest that may arise with respect to any such counsel, and (B) an Indemnified Party may not invoke this clause (iii) if such Indemnified Party failed to timely object to such counsel pursuant to the first paragraph of this Section 5.03 above (it being agreed that in any case referred to in this clause (iii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party); or
               (iv) any counsel employed by the applicable Indemnifying Party shall fail to timely commence or diligently conduct the defense of such Indemnified Proceeding and such failure has prejudiced (or is in immediate danger of prejudicing) the outcome of such Indemnified Proceeding (it being agreed that in any case referred to in this clause (iv) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
in each of which cases the reasonable fees and expenses of counsel for such Indemnified Party shall be at the expense of such Indemnifying Party. Only one counsel shall be retained by all Indemnified Parties with respect to any Indemnified Proceeding, unless counsel for any Indemnified Party reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Party and one or more other Indemnified Parties in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes or action available to such Indemnified Party.

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     Section 5.04 Settlement. Without the prior written consent of such Indemnified Party, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment (i) includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding, (ii) provides for the payment of money damages as the sole relief for the claimant (whether at law or in equity), (iii) involves no admission of fact adverse to the Indemnified Party or finding or admission of any violation of law or the rights of any Person by the Indemnified Party, and (iv) is not in the nature of a criminal or regulatory action. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding (A) in respect of which any payment would result hereunder or under, (B) which includes an injunction that will materially adversely affect any Indemnifying Party, (C) which involves an admission of fact adverse to the Indemnifying Party or a finding or admission of any violation of law or the rights of any Person by the Indemnifying Party, or (D) which is in the nature of a criminal or regulatory action, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.
ARTICLE VI
TRANSFER RESTRICTIONS
     Section 6.01 Transfer Restrictions. Holdings agrees (and agrees to cause all of its members and any subsequent transferees thereof to so agree) that (i) except as specifically set forth in the proviso immediately below, it will not, directly or indirectly, offer, sell, assign, transfer, distribute, grant or sell a participation in, pledge or otherwise dispose of any Warrants or Warrant Shares or solicit any offers to buy or otherwise acquire, or take a pledge of, any Warrants (collectively, “Transfer”) unless such Warrants or Warrant Shares are registered and/or qualified under the Securities Act and applicable state securities laws, or unless an exemption from the registration or qualification requirements is otherwise available; provided, that, prior to such registration or qualification, (x) Holdings may Transfer Warrants or Warrant Shares to Investors, RRD and each Symphony Fund, (y) Investors may Transfer Warrants or Warrant Shares to its members, and (z) SCP may, in a single distribution, further Transfer Warrants or Warrant Shares to its limited partners, but in no event shall any of RRD, the members of Investors (other than SCP) or SCP’s limited partners further Transfer such Warrants or Warrant Shares prior to their registration or qualification (unless in accordance with clauses (x), (y) or (z)); (ii) (A) no Transfer of such Warrants, or (B) with respect to a private placement of the Warrant Shares, no Transfer of such Warrant Shares, shall be effective or recognized unless the transferor and the transferee make the representations and agreements contained herein and furnish to Alexza such certifications and other information as Alexza may reasonably request to confirm that any proposed transfer complies with the restrictions set forth herein and any applicable laws; and (iii) (1) except with respect to a Transfer made pursuant to the proviso in clause (i) above, Warrants may only be transferred in minimum denominations of Warrants representing the right to

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purchase at least 30,000 Warrant Shares, and (2) prior to the registration of Warrant Shares as contemplated in the Registration Rights Agreement, the Warrant Shares may only be transferred in minimum denominations of at least 30,000 Warrant Shares (other than a Transfer following a Transaction Event); provided, however, that in the event that any holder of any Warrants or Warrant Shares holds Warrants representing the right to purchase less than 30,000 Warrant Shares, or holds less than 30,000 Warrant Shares, as the case may be, such holder shall be entitled to exercise all, but not less than all, such Warrants and sell all, but not less than all, such Warrant Shares delivered to it in connection therewith, notwithstanding the fact that the number of such Warrant Shares is less than 30,000; provided, further, that Holdings agrees (and agrees to cause its members and any subsequent transferees thereof to so agree), that with respect to the Warrants, such holder of Warrants will not sell or otherwise transfer any Warrants, except in private placements to Accredited Investors or as otherwise permitted hereunder. Notwithstanding anything to the contrary contained herein, it is understood and agreed that Holdings (and its Affiliates) and any transferees thereof shall be entitled to immediately exercise all or any portion of its Warrants and Transfer such Warrant Shares without regard to the minimum share limitations hereunder at any time after a Transaction Event; provided, however, that following the public announcement by Alexza that the proposed transaction has been terminated in accordance with its terms, holders of Warrant Shares shall be subject to the share limitations hereunder.
     Section 6.02 Legends.
          (a) Holdings acknowledges and agrees that Alexza shall affix to each certificate evidencing outstanding Warrants (and any certificates issued upon the transfer of the Warrants) a legend in substantially the following form (a “Warrant Legend”):
“NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

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THE WARRANT EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE WARRANT PURCHASE AGREEMENT, DATED AS OF JUNE 15, 2009, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.”
     Section 6.03 Warrant Legend Removal. If the certificates representing such Warrants, include a Warrant Legend (as set forth in Section 6.02 hereof), Alexza shall, upon a request from Holdings, or a member or subsequent transferee thereof, as soon as practicable but in no event more than thirty (30) days after receiving such request, remove or cause to be removed (i) if the Warrants cease to be restricted securities, the securities law portion of the Warrant Legend and/or (ii) in the event of a sale of the Warrants in compliance with the transfer restrictions, the transfer restriction portion of the Warrant Legend, from such certificates representing the Warrants as Holdings, or such member or transferee, shall designate, in accordance with the terms hereof and, if applicable, in accordance with the terms of the applicable Warrant.
     Section 6.04 Improper Transfer. Any attempt to sell, assign, transfer, grant or sell a participation in, pledge or otherwise dispose of any Warrants or any Warrant Shares, not in compliance with this Agreement shall be null and void and Alexza, and such transfer agent as Alexza may employ, shall give no effect to, and shall not register or record a transfer pursuant to, such attempted sale, assignment, transfer, grant, sale of a participation, pledge or other disposition that is not made in accordance with the terms of this Agreement.
ARTICLE VII
MISCELLANEOUS
     Section 7.01 Notice of Breach. Each Party covenants and agrees that, upon its acquiring Knowledge of any breach by it of any representation, warranty, covenant or any other term or condition of this Agreement or acquiring Knowledge of a material event or development that is, or is reasonably expected to be, adverse to the other Party with respect to any Program or the transactions contemplated hereby, such Party shall promptly notify the other Party in writing within three (3) Business Days of acquiring such Knowledge; provided, that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from such breach, material event or development and that notice under this Section 7.01 shall not in itself constitute notice of any breach, unless explicitly stated in such notice.

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     Section 7.02 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing addressed to the Party at its address set forth below and shall be deemed given (i) when delivered to the Party personally, (ii) if sent to the Party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 7.02), when the transmitting Party obtains written proof of transmission and receipt; provided, however, that notwithstanding the foregoing, any communication sent by facsimile transmission after 5:00 PM (receiving Party’s time) or not on a Business Day shall not be deemed received until the next Business Day, (iii) when delivered by next Business Day delivery by a nationally recognized courier service, or (iv) if sent by registered or certified mail, when received, provided postage and registration or certification fees are prepaid and delivery is confirmed by a return receipt:
     Alexza:
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
Attn: August J. Moretti
Facsimile: (650) 944-7999
     with a copy to:
Cooley Godward Kronish LLP
380 Interlocken Crescent
Suite 900
Broomfield, CO 80021
Attn: Brent D. Fassett, Esq.
Facsimile: (720) 566-4099
     Holdings:
Symphony Allegro Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Robert L. Smith, Jr.
Facsimile: (301) 762-6154
     with a copy to:
Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
     and

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Symphony Strategic Partners, LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
or to such other address as such Party may from time to time specify by notice given in the manner provided herein to each other Party entitled to receive notice hereunder.
     Section 7.03 Governing Law; Consent to Jurisdiction and Service of Process.
          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; except to the extent that this Agreement pertains to the internal governance of Alexza, and to such extent this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.
          (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court and any Delaware State court or federal court of the United States of America sitting in The City of New York, Borough of Manhattan or Wilmington, Delaware, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court, any such Delaware State court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.
          (c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court, or any Delaware State or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereby consent to service of process by mail.
     Section 7.04 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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     Section 7.05 Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments here) constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior and contemporaneous agreements, correspondence, discussion and understandings with respect to such matters between the Parties, excluding the Operative Documents.
     Section 7.06 Amendment and Waivers. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties. Any Party may waive, solely with respect to itself, any one or more of its rights hereunder without the consent of any other Party hereto; provided, that no such waiver shall be effective unless set forth in a written instrument executed by the Party hereto against whom such waiver is to be effective.
     Section 7.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which taken together shall constitute one and the same Agreement.
     Section 7.08 Assignment and Successors. Except as otherwise permitted pursuant to Article VI hereof, neither Alexza nor Holdings may Transfer, in whole or in part, any or all of its rights or obligations hereunder to any Person (a “Transferee”) without the prior written approval of the other Party; provided, however, that Alexza, without the prior approval of the other Party, may make such Transfer to any Person which acquires all or substantially all of Alexza’s assets or business (or assets or business related to the Programs) or which is the surviving or resulting Person in a merger or consolidation with Alexza; provided further, that in the event of any permitted Transfer by Holdings, Holdings shall provide written notice to Alexza of any such Transfer not later than thirty (30) days after such Transfer setting forth the identity and address of the Transferee and summarizing the terms of the Transfer. In the event that the surviving or resulting “parent” entity (the “Surviving Entity”) in a merger or acquisition involving Alexza is an entity other than Alexza, then Holdings or any subsequent holder of a Warrant shall either exercise such Warrant (which will become immediately exercisable upon a Transaction Event) or surrender such Warrant in exchange for a new Warrant exercisable for shares of the common stock of the Surviving Entity (the “Replacement Warrant”); provided, that:
               (i) if the terms of such merger or acquisition shall provide for consideration that consists of a combination of cash and stock of the Surviving Entity, then any Replacement Warrant issued to the holders of the Warrants shall be solely for stock of the Surviving Entity, at an exchange ratio reflecting the total consideration paid by the Surviving Entity at the time of such change in control as if the total consideration (including cash) for each share of Alexza Common Stock was instead paid only in stock of the Surviving Entity at the time of such change of control (as illustrated on Exhibit C hereto), and the holders of the Replacement Warrants shall have the registration rights for stock issuable upon exercise of the Replacement Warrants as provided under the Registration Rights Agreement; and

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               (ii) if prior to the end of the Term, such a merger or acquisition shall occur and the consideration for such merger or acquisition shall be paid entirely in cash, then any holder of any outstanding Warrant shall then have the option to elect within fifteen (15) Business Days of receiving notice of the public announcement of the merger or acquisition by written notice of election to Alexza, either (A) to retain such Warrant and the right to exercise such Warrant for shares of Alexza Common Stock in accordance with the terms of such Warrant and this Agreement, which exercise shall occur no later than immediately prior to the closing of such merger or acquisition; or (B) to surrender such outstanding Warrant to Alexza in consideration of a cash payment for each share of Alexza Common Stock subject to purchase under such Warrant in an amount equal to 40% of the per share cash consideration to be received by a holder of one share of Alexza Common Stock to be tendered in the merger or acquisition (the “Warrant Surrender Price”). The Warrant Surrender Price shall be paid upon the surrender of the Warrants promptly following the closing of the all cash merger or acquisition. Any failure by the Holder to deliver a written notice of election to Alexza pursuant to this Section 7.08(ii) shall be deemed an election of clause (A) of this Section 7.08(ii).
Following a merger or acquisition involving the payment of non-cash consideration in which Alexza is not the Surviving Entity, any reference to “Alexza Common Stock” shall be deemed instead to refer to the common stock of the Surviving Entity. For purposes of this Section 7.08 “common stock of the Surviving Entity” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation, and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 7.08 shall similarly apply to successive mergers, acquisitions, consolidations or disposition of assets.
[SIGNATURES FOLLOW ON NEXT PAGE]

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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

ALEXZA PHARMACEUTICALS, INC.
By:	/s/ Thomas B. King
	Name:	Thomas B. King
	Title:	President and Chief Executive Officer

SYMPHONY ALLEGRO HOLDINGS LLC
By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its General Partner

By:	Symphony GP, LLC,
its General Partner

By:	/s/ Mark Kessel
	Name:	Mark Kessel
	Title:	Managing Member

Signature Page to Warrant Purchase Agreement

ANNEX A
CERTAIN DEFINITIONS
     “$” means United States dollars.
     “Accredited Investor” has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.
     “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.
     “Ad Hoc Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
     “Additional Party” has the meaning set forth in Section 14 of the Confidentiality Agreement.
     “Additional Regulatory Filings” means such Governmental Approvals as required to be made under any law applicable to the purchase of the Symphony Allegro Equity Securities under the Purchase Option Agreement.
     “Adjusted Capital Account Deficit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Affected Member” has the meaning set forth in Section 27 of the Investors LLC Agreement.
     “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.
     “Alexza” means Alexza Pharmaceuticals, Inc., a Delaware corporation.
     “Alexza Accounting Advisor” means Ernst & Young LLP.
     “Alexza Board” means the board of directors of Alexza.
     “Alexza Closing Shares” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.

     “Alexza Common Stock” means the common stock, par value $0.0001 per share, of Alexza.
     “Alexza Obligations” has the meaning set forth in Section 6.1(a) of the Amended and Restated Research and Development Agreement.
     “Alexza Personnel” has the meaning set forth in Section 8.4 of the Amended and Restated Research and Development Agreement.
     “Alexza Public Filings” means all publicly available filings made by Alexza with the SEC.
     “Alexza Subcontractor” means a third party that has entered into a Subcontracting Agreement with Alexza.
     “Allegro Relevant Infringement” means an infringement, misappropriation, illegal use or misuse of the Licensed Patent Rights or other Licensed Intellectual Property due to the manufacture, use, sale or importation of a pharmaceutical product or device that delivers Alprazolam (provided that Alexza has not exercised a Discontinuation Option for the AZ-002 Program) or Loxapine (provided that Alexza has not exercised a Discontinuation Option for the AZ-004 Program), as applicable.
     “Alprazolam” means: (a) alprazolam and (b) all salts, metabolites, prodrug and other physical forms thereof.
     “Amended and Restated Research and Development Agreement” means the Amended and Restated Research and Development Agreement dated as of the Original Closing Date, among Alexza, Holdings and Symphony Allegro.
     “Asset Value” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Auditors” means an independent certified public accounting firm of recognized national standing.
     “AZ-002 Product” means a pharmaceutical product in which Alprazolam is the sole active ingredient and it is delivered using Staccato Technology.
     “AZ-002 Program” means the development, manufacture and/or use of any AZ-002 Product in accordance with the Development Plan.
     “AZ-004 Product” means a pharmaceutical product in which Loxapine is the sole active ingredient and it is delivered using Staccato Technology.
     “AZ-004 Program” means the development, manufacture and/or use of any AZ-004 Product in accordance with the Development Plan.
     “Bankruptcy Code” means the United States Bankruptcy Code.

     “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York or the City of San Francisco are authorized or required by law to remain closed.
     “Capital Contributions” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
     “Cash Available for Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Chair” has the meaning set forth in Paragraph 4 of Annex B to the Amended and Restated Research and Development Agreement.
     “Change of Control” means and includes the occurrence of any of the following events, but specifically excludes (i) acquisitions of capital stock directly from Alexza for cash, whether in a public or private offering, (ii) sales of capital stock by stockholders of Alexza, and (iii) acquisitions of capital stock by or from any employee benefit plan or related trust:
     (a) the merger, reorganization or consolidation of Alexza into or with another corporation or legal entity in which Alexza’s stockholders holding the right to vote with respect to matters generally immediately preceding such merger, reorganization or consolidation, own less than fifty percent (50%) of the voting securities of the surviving entity; or
     (b) the sale of all or substantially all of Alexza’s assets or business.
     “Class A Member” means a holder of a Class A Membership Interest.
     “Class A Membership Interest” means a Class A Membership Interest in Holdings.
     “Class B Member” means a holder of a Class B Membership Interest.
     “Class B Membership Interest” means a Class B Membership Interest in Holdings.
     “Class C Member” means a holder of a Class C Membership Interest.
     “Class C Membership Interest” means a Class C Membership Interest in Holdings.
     “Class D Member” means a holder of a Class D Membership Interest.

     “Class D Membership Interest” means a Class D Membership Interest in Holdings.
     “Client Schedules” has the meaning set forth in Section 5(b) of the RRD Services Agreement.
     “Clinical Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.
     “Clinical Trial Material” means Product and placebo for administration to animals for pre-clinical testing or to humans for clinical testing.
     “CMC” means the chemistry, manufacturing and controls documentation as required for filings with a Regulatory Authority relating to the manufacturing, production and testing of drug products.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committed Capital” means $50,000,000.00.
     “Common Stock” means the common stock, par value $0.01 per share, of Symphony Allegro.
     “Company Expenses” has the meaning set forth in Section 5.09 of the Holdings LLC Agreement.
     “Company Property” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Confidential Information” has the meaning set forth in Section 2 of the Confidentiality Agreement.
     “Confidentiality Agreement” means the Confidentiality Agreement, dated as of the Original Closing Date, among Symphony Allegro, Holdings, Alexza, SCP, SSP, Investors, Symphony Capital and RRD, as such agreement may be amended or amended and restated from time to time.
     “Conflict Transaction” has the meaning set forth in Article X of the Symphony Allegro Charter.
     “Control” means, with respect to any material, information or intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant the other Party access, a license or a sublicense (as applicable) in or to such item or right as provided in the Operative Documents without violating the terms of any agreement or other arrangement with any third party.

     “Corporate Governance Letter Agreement” has the meaning set forth in Section 2(e) of the Purchase Option Agreement.
     “Cross Program Expenses” are: (i) the Management Fee plus the Development Fee pursuant to Section 6(a) of the RRD Services Agreement; (ii) actual expenses associated with RRD carrying out its duties related to creating and maintaining the books of account, records, financial statements and audit and tax preparation for Symphony Allegro pursuant to Section 5 of the RRD Services Agreement; and (iii) actual expenses for insurance procured for Symphony Allegro pursuant to Section 1(a)(xi) of the RRD Services Agreement, reasonable legal expenses incurred on behalf of Symphony Allegro, and travel and miscellaneous out of pocket expenses of the Symphony Allegro Board, all as and to the extent reimbursable to RRD pursuant to Section 6(b) of the RRD Services Agreement.
     “Current Products” has the meaning set forth in Section 5.1(g) of the Novated and Restated Technology License Agreement.
     “Debt” of any Person means, without duplication:
     (a) all indebtedness of such Person for borrowed money,
     (b) all obligations of such Person for the deferred purchase price of property or services (other than any portion of any trade payable obligation that shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion),
     (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
     (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in an event of default are limited to repossession or sale of such property),
     (e) all Capitalized Leases to which such Person is a party,
     (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person,
     (h) the net amount of all financial obligations of such Person in respect of Hedge Agreements,
     (i) the net amount of all other financial obligations of such Person under any contract or other agreement to which such Person is a party,

     (j) all Debt of other Persons of the type described in clauses (a) through (i) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and
     (k) all Debt of the type described in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned or held or used under lease or license by such Person, even though such Person has not assumed or become liable for payment of such Debt.
     “Development Budget” means the budget (comprised of the Management Budget Component and the Clinical Budget Component) for the implementation of the Development Plan (the initial form of which was agreed upon by Alexza and Symphony Allegro as of the Original Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.
     “Development Committee” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
     “Development Committee Charter” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
     “Development Committee Member” has the meaning set forth in Paragraph 1 of Annex B to the Amended and Restated Research and Development Agreement.
     “Development Plan” means the development plan covering all the Programs (the initial form of which was agreed upon by Alexza and Symphony Allegro as of the Original Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.
     “Development Product” means an AZ-002 Product or an AZ-004 Product that is administered in a clinical trial performed pursuant to the Development Plan.
     “Development Services” has the meaning set forth in Section 1(b) of the RRD Services Agreement.

     “Development Subcontracting Agreement” means a Subcontracting Agreement that is directly related to one or both of the Programs and is not a Manufacturing Subcontracting Agreement.
     “Director(s)” means the Persons identified as such in the Preliminary Statement of the Indemnification Agreement (including such Persons as may become parties thereto after the date thereof).
     “Disclosing Party” has the meaning set forth in Section 4 of the Confidentiality Agreement.
     “Discontinuation Option” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinuation Option Closing Date” means the date of expiration of the Discontinuation Option pursuant to Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinuation Price” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinued Program” has the meaning set forth in Section 2.10 of the Novated and Restated Technology License Agreement.
     “Disinterested Directors” has the meaning set forth in Article IX of the Symphony Allegro Charter.
     “Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Drug Master Files” means all Regulatory Files with respect to the manufacture or design of a Product, including without limitation drug master files, design history files and similar files.
     “Effective Registration Date” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.
     “Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement, license or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).
     “Equity Securities” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of

(or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
     “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
     “Excepted Debt” has the meaning set forth in Section 5(c)(iii) of the Purchase Option Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Existing Confidentiality Agreement” has the meaning set forth in Section 2(a) of the Confidentiality Agreement.
     “Exiting Product” means, with respect to a particular Program, any Development Product that was administered in a clinical trial pursuant to the Development Plan at any time prior to (a) the termination of the Discontinuation Option with respect to such Program without exercise by Licensor or (b) the expiration or termination of the Purchase Option without exercise by Licensor, whichever comes first.
     “Extension Funding” has the meaning set forth in Section 2 of the Research Cost Sharing and Extension Agreement.
     “External Directors” means, at any time, up to two (2) Persons elected to the Symphony Allegro Board after the Original Closing Date (who shall be neither employees of Symphony Capital nor of Alexza) in accordance with the Symphony Allegro Charter, the Symphony Allegro By-laws and Section 4(b)(iv) of the Purchase Option Agreement.
     “FDA” means the United States Food and Drug Administration or its successor agency in the United States.
     “FDA Sponsor” has the meaning set forth in Section 5.1 of the Amended and Restated Research and Development Agreement.
     “Financial Audits” has the meaning set forth in Section 6.7 of the Amended and Restated Research and Development Agreement.
     “Financing” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.

     “Fiscal Year” has the meaning set forth in each Operative Document in which it appears.
     “Form S-3” means the Registration Statement on Form S-3 as defined under the Securities Act.
     “FTE” means the time and effort of one or more qualified scientists working on the AZ-002 Program or the AZ-004 Program that is equivalent to 1850 hours per year devoted exclusively to the Programs by one (1) full-time employee. The portion of an FTE year devoted by any one scientist to the Programs shall be determined by dividing the number of hours during any twelve (12) month period devoted by such scientist to one or both Programs by 1850 hours, not to exceed 1.0 in any case.
     “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     “Governmental Approvals” means authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority.
     “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
     “Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar hedging agreement.
     “Holdings” means Symphony Allegro Holdings LLC, a Delaware limited liability company.
     “Holdings Claims” has the meaning set forth in Section 5.01 of the Warrant Purchase Agreement.
     “Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings dated as of the Original Closing Date.
     “HSR Filings” means the pre-merger notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “IND” means an Investigational New Drug Application, as described in 21 U.S.C. § 355(i)(1) and 21 C.F.R. § 312 in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.

     “Indemnification Agreement” means the Indemnification Agreement among Symphony Allegro and the Directors named therein, dated as of the Original Closing Date, as such agreement may be amended or amended and restated from time to time.
     “Indemnified Party” has the meaning set forth in each Operative Document in which it appears.
     “Indemnified Proceeding” has the meaning set forth in each Operative Document in which it appears.
     “Indemnifying Party” has the meaning set forth in each Operative Document in which it appears.
     “IND-Enabling GLP Inhalation Toxicology Studies” means the pharmacokinetic and toxicology studies required for filing an IND.
     “Initial Development Budget” means the initial development budget prepared by representatives of Symphony Allegro and Alexza prior to the Original Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.
     “Initial Development Plan” means the initial development plan prepared by representatives of Symphony Allegro and Alexza prior to the Original Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.
     “Initial Holdings LLC Agreement” means the Agreement of Limited Liability Company of Holdings, dated October 24, 2006.
     “Initial Investors LLC Agreement” means the Agreement of Limited Liability Company of Investors, dated October 24, 2006.
     “Initial LLC Member” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Interest Certificate” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Investment Overview” means the investment overview describing the transactions entered into pursuant to the Operative Documents.
     “Investment Policy” has the meaning set forth in Section 1(a)(vi) of the RRD Services Agreement.

     “Investors” means Symphony Allegro Investors LLC.
     “Investors LLC Agreement” means the Amended and Restated Agreement of Limited Liability Company of Investors dated as of the Original Closing Date.
     “IRS” means the U.S. Internal Revenue Service.
     “Key Personnel” means those Alexza Personnel listed on Schedule 6.5 to the Amended and Restated Research and Development Agreement, as such schedule may be updated from time to time by mutual agreement of the parties to the Amended and Restated Research and Development Agreement.
     “Know-How” means findings, discoveries, inventions, know-how, information, results and data of any type whatsoever, including without limitation, technical information, techniques, results of experimentation and testing, diagnostic and prognostic assays, specifications, databases, manufacturing processes or protocols, any and all laboratory, research, pharmacological, toxicological, analytical, quality control, pre-clinical and clinical data.
     “Knowledge” of Alexza, Symphony Allegro or Holdings, as the case may be, means the actual (and not imputed) knowledge of the executive officers or managing member of such Person without the duty of inquiry or investigation.
     “Law” means any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority.
     “License” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Licensed Intellectual Property” means the Licensed Patent Rights and the Licensed Know-How.
     “Licensed Know-How” means any and all Know-How that is Controlled by Licensor on or after the Original Closing Date and prior to the unexercised expiration or termination of the Purchase Option that:
     (a) is necessary or useful to practice the inventions claimed in the Licensed Patent Rights; or
     (b) is a Symphony Allegro Enhancement;
     provided, however, that Licensed Know-How shall not include any Licensed Patent Rights or any Know-How for the manufacture of a Product, including Know-How associated with Product quality control or stability testing.
     “Licensed Patent Rights” means any and all patents and patent applications Controlled by Licensor that:

     (a) are listed on Annex D of the Novated and Restated Technology License Agreement;
     (b) are reissues, continuations, divisionals, continuations-in-part, reexaminations, renewals, substitutes, extensions or foreign counterparts of the patents and patent applications described in (a) and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming Know-How conceived and reduced to practice prior to such expiration or termination;
     (c) contain a claim that covers an invention disclosed in an invention disclosure listed on Annex D of the Novated and Restated Technology License Agreement and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming such invention;
     (d) contain a claim that covers a Symphony Allegro Enhancement and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming such Symphony Allegro Enhancement; or
     (e) contain a claim that covers a Development Product or the manufacture or use thereof and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming Development Product-related Know-How conceived and reduced to practice prior to such expiration or termination.
     “Licensor” means Alexza.
     “Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Liquidating Event” has the meaning set forth in Section 8.01 of the Holdings LLC Agreement.
     “LLC Agreements” means the Initial Holdings LLC Agreement, the Holdings LLC Agreement, the Initial Investors LLC Agreement and the Investors LLC Agreement.
     “Loss” has the meaning set forth in each Operative Document in which it appears.
     “Loxapine” means: (a) loxapine and (b) all salts, metabolites, prodrug and other physical forms thereof.
     “Management Fee” has the meaning set forth in Section 6(a) of the RRD Services Agreement.

     “Management Services” has the meaning set forth in Section 1(a) of the RRD Services Agreement.
     “Manager” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, RRD in its capacity as manager of Symphony Allegro.
     “Manager Event” has the meaning set forth in Section 3.01(g) of the Holdings LLC Agreement.
     “Manufacturing Subcontracting Agreement” means a Subcontracting Agreement that is directly related to the manufacture of Product (including procurement of components and development of improved manufacturing methods) or the improvement of the Staccato Technology.
     “Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the business, assets, property or condition (financial or otherwise) of such Person or, (ii) its ability to comply with and satisfy its respective agreements and obligations under the Operative Documents or, (iii) the enforceability of the obligations of such Person of any of the Operative Documents to which it is a party.
     “Material Subsidiary” means, at any time, a Subsidiary of Alexza having assets in an amount equal to at least 5% of the amount of total consolidated assets of Alexza and its Subsidiaries (determined as of the last day of the most recent reported fiscal quarter of Alexza) or revenues or net income in an amount equal to at least 5% of the amount of total consolidated revenues or net income of Alexza and its Subsidiaries for the 12-month period ending on the last day of the most recent reported fiscal quarter of Alexza.
     “Medical Discontinuation Event” means a series of adverse events, side effects or other undesirable outcomes that, when collected in a Program, would cause a reasonable FDA Sponsor to discontinue such Program.
     “Membership Interest” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, the meaning set forth in the Holdings LLC Agreement.
     “NASDAQ” means the Nasdaq Stock Market, Inc.
     “NDA” means a New Drug Application, as defined in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.
     “Non-Alexza Capital Transaction” means any (i) sale or other disposition of all or part of the Symphony Allegro Shares or all or substantially all of the operating assets of Symphony Allegro, to a Person other than Alexza or an Affiliate of Alexza or

(ii) distribution in kind of the Symphony Allegro Shares following the unexercised expiration or termination of the Purchase Option.
     “Novated and Restated Technology License Agreement” means the Novated and Restated Technology License Agreement, dated as of the Original Closing Date, among Alexza, Symphony Allegro and Holdings.
     “Operative Documents” means, collectively, the Indemnification Agreement, the Holdings LLC Agreement, the Purchase Option Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Subscription Agreement, the Technology License Agreement, the Novated and Restated Technology License Agreement, the RRD Services Agreement, the Research and Development Agreement, the Research Cost Sharing and Extension Agreement, the Amended and Restated Research and Development Agreement, the Confidentiality Agreement, the Corporate Governance Letter Agreement and each other certificate and agreement executed in connection with any of the foregoing documents.
     “Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.
     “Original Agreement” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Original Closing Date” means December 1, 2006.
     “Party(ies)” means, for each Operative Document or other agreement in which it appears, the parties to such Operative Document or other agreement, as set forth therein. With respect to any agreement in which a provision is included therein by reference to a provision in another agreement, the term “Party” shall be read to refer to the parties to the document at hand, not the agreement that is referenced.
     “Payment Terms” has the meaning set forth in Section 8.2 of the Amended and Restated Research and Development Agreement.
     “Percentage” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Permitted Investments” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Permitted Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

     “Personnel” of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.
     “Prime Rate” means the quoted “Prime Rate” at JPMorgan Chase Bank or, if such bank ceases to exist or is not quoting a base rate, prime rate reference rate or similar rate for United States dollar loans, such other major money center commercial bank in New York City selected by the Manager.
     “Products” means an AZ-002 Product and/or an AZ-004 Product.
     “Profit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Programs” means the AZ-002 Program and/or the AZ-004 Program.
     “Program-Specific Claim” means any claim in a patent or patent application in the Licensed Patent Rights that is directed exclusively to AZ-002 Products and/or AZ-004 Products.
     “Program-Specific Patents” means any and all Licensed Patent Rights that contain at least one Program-Specific Claim.
     “Protocol” means a written protocol that meets the substantive requirements of Section 6 of the ICH Guideline for Good Clinical Practice as adopted by the FDA, effective May 9, 1997, and is included within the Development Plan or later modified or added to the Development Plan pursuant to the Amended and Restated Research and Development Agreement.
     “Public Companies” has the meaning set forth in Section 5(e) of the Purchase Option Agreement.
     “Purchase Option” has the meaning set forth in Section 1(a) of the Purchase Option Agreement.
     “Purchase Option Agreement” means the Amended and Restated Purchase Option Agreement dated as of the date hereof, among Alexza, Holdings and Symphony Allegro.
     “Purchase Option Closing” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Closing Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Commencement Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.

     “Purchase Option Exercise Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Exercise Notice” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Offset Amount” shall mean, following the termination of the Amended and Restated Research and Development Agreement by Alexza pursuant to Section 17.3 thereof, those unpaid amounts actually owed to Alexza as a result of the material breach or default of any payment obligation of Symphony Allegro to Alexza pursuant to the Amended and Restated Research and Development Agreement by Symphony Allegro or Holdings that was the basis for such termination of the Amended and Restated Research and Development Agreement by Alexza.
     “Purchase Option Period” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Purchase Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.
     “QA Audits” has the meaning set forth in Section 6.6 of the Amended and Restated Research and Development Agreement.
     “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of the date hereof, between Alexza and Holdings.
     “Registration Statement” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.
     “Regulatory Allocation” has the meaning set forth in Section 3.06 of the Holdings LLC Agreement.
     “Regulatory Authority” means the United States Food and Drug Administration, or any successor agency in the United States, or any health regulatory authority(ies) in any other country that is a counterpart to the FDA and has responsibility for granting registrations or other regulatory approval for the marketing, manufacture, storage, sale or use of drugs in such other country.
     “Regulatory Files” means any IND, NDA or any other filings filed with any Regulatory Authority with respect to the Programs.
     “Representative” of any Person means such Person’s shareholders, principals, directors, officers, employees, members, managers and/or partners.
     “Research Cost Sharing and Extension Agreement” means the Research Cost Sharing and Extension Agreement dated as of the Original Closing Date, among Alexza, Holdings and Symphony Allegro.

     “Research and Development Agreement” means the Research and Development Agreement dated as of the Original Closing Date, between Alexza and Holdings.
     “RRD” means RRD International, LLC, a Delaware limited liability company.
     “RRD Indemnified Party” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
     “RRD Loss” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
     “RRD Personnel” has the meaning set forth in Section 1(a)(ii) of the RRD Services Agreement.
     “RRD Services Agreement” means the RRD Services Agreement between Symphony Allegro and RRD, dated as of the Original Closing Date.
     “Schedule K-1” has the meaning set forth in Section 9.02(a) of the Holdings LLC Agreement.
     “Scheduled Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
     “Scientific Discontinuation Event” has the meaning set forth in Section 4.2(c) of the Amended and Restated Research and Development Agreement.
     “SCP” means Symphony Capital Partners, L.P., a Delaware limited partnership.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Selling Stockholder Questionnaire” has the meaning set forth in Section 4(a) of the Registration Rights Agreement.
     “Shareholder” means any Person who owns any Symphony Allegro Shares.
     “Solvent” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “SSP” means Symphony Strategic Partners, LLC, a Delaware limited liability company.

     “Staccato Technology” means Alexza’s proprietary technology for the vaporization of a pharmaceutical composition via rapid-heating to form a condensation aerosol that allows rapid systemic drug delivery to humans through lung inhalation.
     “Stockholder Approval” has the meaning set forth in Section 3(b)(v) of the Purchase Option Agreement.
     “Stock Payment Date” has the meaning set forth in Section 2 of the Subscription Agreement.
     “Stock Purchase Price” has the meaning set forth in Section 2 of the Subscription Agreement.
     “Subcontracting Agreement” means (a) any written agreement between Alexza and a third party pursuant to which the third party performs any Alexza Obligations or (b) any work order, change order, purchase order or the like entered into pursuant to Section 6.2(b) of the Amended and Restated Research and Development Agreement.
     “Sublicense Obligations” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
     “Sublicensed Intellectual Property” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
     “Subscription Agreement” means the Subscription Agreement between Symphony Allegro and Holdings, dated as the Original Closing Date.
     “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
     “Surviving Entity” means the surviving legal entity which is surviving entity to Alexza after giving effect to a Change of Control.
     “Symphony Allegro” means Symphony Allegro, Inc., a Delaware corporation.
     “Symphony Allegro Auditors” has the meaning set forth in Section 5(b) of the RRD Services Agreement.

     “Symphony Allegro Board” means the board of directors of Symphony Allegro.
     “Symphony Allegro By-laws” means the By-laws of Symphony Allegro, as adopted by resolution of the Symphony Allegro Board on the Original Closing Date.
     “Symphony Allegro Charter” means the Amended and Restated Certificate of Incorporation of Symphony Allegro, dated as of the Original Closing Date.
     “Symphony Allegro Director Event” has the meaning set forth in Section 3.01(h)(i) of the Holdings LLC Agreement.
     “Symphony Allegro Enhancements” means any and all Know-How, whether or not patentable, that is made by or on behalf of Symphony Allegro during the Term, including Know-How generated or derived by RRD and assigned to Symphony Allegro pursuant to Section 12 of the RRD Services Agreement.
     “Symphony Allegro Equity Securities” means the Common Stock and any other stock or shares issued by Symphony Allegro.
     “Symphony Allegro Loss” has the meaning set forth in Section 10(b) of the RRD Services Agreement.
     “Symphony Allegro Shares” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.
     “Symphony Capital” means Symphony Capital LLC, a Delaware limited liability company.
     “Symphony Fund(s)” means Symphony Capital Partners, L.P., a Delaware limited partnership, and Symphony Strategic Partners, LLC, a Delaware limited liability company.
     “Tangible Materials” means any tangible technical, medical, regulatory or marketing documentation, whether written or electronic, existing as of the Original Closing Date or made by or on behalf of Symphony Allegro during the Term, that (a) is Controlled by the Licensor and (b) embodies or relates solely to the Regulatory Files (other than Drug Master Files), Exiting Products or the Programs; provided, however, that Tangible Materials shall not include any manufacturing-related documentation or any documentation related to Licensed Intellectual Property.
     “Tax Amount” has the meaning set forth in Section 4.02 of the Holdings LLC Agreement.
     “Technology License Agreement” means the Technology License Agreement, dated as of the Original Closing Date, between Alexza and Holdings.

     “Term” has the meaning set forth in Section 4(b)(iii) of the Purchase Option Agreement, unless otherwise stated in any Operative Document.
     “Territory” means the world.
     “Third Party IP” has the meaning set forth in Section 2.9 of the Novated and Restated Technology License Agreement.
     “Third Party Licensor” means a third party from which Alexza has received a license or sublicense to Licensed Intellectual Property.
     “Transaction Event” has the meaning set forth in Section 6.05 of the Warrant Purchase Agreement.
     “Transfer” has for each Operative Document in which it appears the meaning set forth in such Operative Document.
     “Transferee” has, for each Operative Document in which it appears, the meaning set forth in such Operative Document.
     “Voluntary Bankruptcy” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Warrant Closing” has the meaning set forth in Section 2.03 of the Warrant Purchase Agreement.
     “Warrant Date” has the meaning set forth in Section 2.02 of the Warrant Purchase Agreement.
     “Warrant Purchase Agreement” means the Warrant Purchase Agreement, dated as of the date hereof, between Alexza and Holdings.
     “Warrant Shares” has the meaning set forth in Section 2.01 of the Warrant Purchase Agreement.
     “Warrant Surrender Price” has the meaning set forth in Section 7.08 of the Warrant Purchase Agreement.
     “Warrants” has the meaning set forth in Section 2.01 of the Warrant Purchase Agreement.

EXHIBIT A
FORM OF OPINION OF COOLEY GODWARD KRONISH LLP
[                    ], 2009
Symphony Allegro Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Dear Ladies and Gentlemen:
We have acted as counsel for Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the financing of certain of the Company’s research and development programs (the “Financing”). In connection with the amendment of certain terms of the Financing, the Company has entered into the agreements listed on Schedule I hereto (collectively, the “Transaction Agreements”). We are rendering this opinion pursuant to Section 3(b)(i) of the Purchase Option Agreement (as defined in Schedule I hereto).
In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Transaction Agreements by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys currently within this firm who have represented the Company in this transaction, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein.
In rendering this opinion, we have assumed: the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Transaction Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the genuineness and authenticity of all signatures on original documents (except the signatures on behalf of the Company on the Transaction Agreements). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Transaction Agreements are obligations binding upon the parties thereto other than the Company; and that there are no extrinsic agreements or understandings among the parties to the Transaction Agreements or to the Material Agreements (as defined below) that would modify or interpret the terms of any such agreements or the respective rights or obligations of the parties thereunder.
Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California for the purposes of paragraphs 4 and 5 below, the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.
We express no opinion as to any provisions of the Transaction Agreements that: (a) relate to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Transaction Agreements, (b) contains a waiver of an inconvenient forum, or (c) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights.
We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, usury, laws governing the legality of investments for regulated entities, regulations T, U or X of the Board of Governors of the Federal Reserve System or local law. Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; compliance with the Investment Company Act of 1940, as amended, except as expressly set forth in paragraph 9 below; compliance with fiduciary duties by the Company’s Board of Directors or stockholders; compliance with safe harbors for disinterested Board of Director or stockholder approvals; compliance with state securities or blue sky laws except as specifically set forth below; or compliance with laws that place limitations on corporate distributions.
With regard to our opinion in paragraph 1 below, we have relied solely upon a certificate of the Secretary of State of the State of Delaware as of a recent date. We have made no further investigation.
With regard to our opinion in paragraph 3 below, with respect to the due and valid authorization of each of the Transaction Documents, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a review of the certificate of incorporation and bylaws of the Company, (iii) a review of the resolutions certified by an officer of the Company, and (iv) a review of the Delaware General Corporation Law. We have made no further investigation.
With regard to our opinion in paragraph 4 below concerning material defaults under and any material breaches of any agreement identified on Schedule II hereto, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound, a copy of which is attached hereto as Schedule II (the “Material Agreements”) and (iii) an examination of the Material Agreements in the form provided to us by the Company. We have made no further investigation. Further, with regard to our opinion in paragraph 4 below concerning Material Agreements, we express no opinion as to (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction.
With regard to our opinion in paragraph 7 below, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or antidilution adjustments to outstanding securities of the Company may cause the Warrant Shares (as defined in the Warrant Purchase Agreement (as defined on Schedule I hereto)) to exceed the number of shares of Common Stock that then remain authorized but unissued.
With regard to our opinion in paragraph 8 concerning exemption from registration, our opinion is expressed only with respect to the offer and sale of the Alexza Closing Shares (as defined in the Purchase Option Agreement), the Warrant (as defined in the Warrant Purchase Agreement) or the Warrant Shares without regard to any offers or sales of securities occurring prior to or subsequent to the date hereof.
With regard to our opinion in paragraph 9 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended, and a certificate of an officer of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8. We have conducted no further investigation.
On the basis of the foregoing, in reliance thereon and with the qualifications set forth herein, we are of the opinion that:
1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.
2.	The Company has the corporate power to perform its obligations under the Transaction Agreements.
3.	Each of the Transaction Agreements has been duly and validly authorized, executed and delivered by the Company. The offer and sale of the Alexza Closing Shares and the Warrant have been duly authorized by the Company.
4.	The issuance of the Alexza Closing Shares and the Warrant pursuant to the Transaction Agreements and the Warrant Shares pursuant to the Warrant (assuming the exercise of the Warrant on the date hereof) will not (a) violate any provision of the Company’s certificate of incorporation or by-laws, (b) violate any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Transaction Agreements, (c) violate any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware or (d) constitute a material default under or a material breach of any Material Agreement, in the case of clauses (c) and (d) to the extent such default or breach would materially and adversely affect the Company.
5.	All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with, any U.S. Federal or California regulatory authority or governmental body required for the sale and issuance of the Alexza Closing

Shares and the Warrant have been made or obtained, except (a) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (b) for the filing of the notice to be filed under California Corporations Code Section 25102.1(d).
6.	Each of the Transaction Agreements constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
7.	The Alexza Closing Shares and the Warrant Shares, when sold and issued in accordance with the terms of the Purchase Option Agreement or the Warrant, as applicable, will be validly issued, fully paid and non-assessable, and the issuance of the Alexza Closing Shares and the Warrant Shares is not subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation or by-laws of the Company or similar rights to subscribe pursuant to any Material Agreement.
8.	The offer and sale of the Alexza Closing Shares, the Warrant and the Warrant Shares (assuming exercise of the Warrant on the date hereof) are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.
9.	The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.
Our opinion in paragraph 6 above is specifically subject to the following limitations, exceptions, qualifications and assumptions:
     A. The opinions expressed above are subject to, and may be limited by, applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally. This opinion is also subject to, and may be limited by, general principles of equity and the exercise of judicial discretion (regardless of whether such validity or enforceability is considered in a proceeding in equity or at law), including the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, conscionability, good faith and fair dealing.
     B. We express no opinion as to the effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing or would be limited by the principles of course of dealing or course of performance.
     C. We express no opinion as to the effect of any federal or state law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the courts find to be unconscionable at the time it was made or contrary to public policy.
     D. We express no opinion as to the enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights including without limitation rights to damages, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.
     E. We express no opinion as to the enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.
     F. We express no opinion as to the enforceability of any provision of an applicable agreement requiring that waivers must be in writing; such provision may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or if an implied agreement by trade practice or course of conduct has given rise to a waiver.
     G. We express no opinion as to the enforceability of the following rights and remedies which may be limited by applicable law: (i) any provision which provides for a rate of interest which exceeds that permissible under applicable law; (ii) any provision which purports to affect the jurisdiction of a court (including provisions as to methods of service of process and as to property which may be subject to such jurisdiction) or may be subject to the discretion of a court (including provisions as to venue); (iii) any provision which purports to make available remedies for violations, breaches or defaults that are determined by a court of competent jurisdiction to be non-material or unreasonable; (iv) any provision which provides for a choice of law or choice of forum; (v) any provision relating to contribution to or the indemnification or exculpation of any party; and (vi) any provision that contains a waiver of the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, including without limitation, any provision which purports to waive trial by jury.
     H. We express no opinion with respect to the following: (i) any document referenced in the Transaction Agreements that is not a Transaction Agreement; and (ii) the enforceability of the Transaction Agreements by or against any person or entity that is not a party thereto.
     I. We express no opinion as to the enforceability of any provision for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, or increased interest rates upon default.
     J. We express no opinion as the enforceability of any provision stating that the provisions of a contract are severable.
     K. We express no opinion as to the enforceability of any provision that would permit the other party to require performance without requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement due to unforeseen circumstances not within the contemplation of the parties.

     L. We express no opinion as to the enforceability of any provision which purports to assign, grant a lien upon or security interest in or to any contract, right, agreement or other property right or the proceeds thereof (other than assignments or security interests in accounts, general intangibles, chattel paper or promissory notes to the extent provided by Sections 9-406(d), 9-407 and 9-408 of the New York Uniform Commercial Code), which by its terms or under applicable law, rule or regulation is not so assignable or under which the grant of such a lien or security interest is prohibited.
This opinion is limited to the matters expressly set forth herein, and no opinion, express or implied, is given beyond the matters expressly stated. This opinion speaks only as to the laws and facts in effect or existing as of the date hereof, and we have no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.
Sincerely,
Cooley Godward Kronish LLP

By:
Brent D. Fassett

EXHIBIT B
FORM OF WARRANT
NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
THE WARRANT EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE WARRANT PURCHASE AGREEMENT, DATED AS OF JUNE 15, 2009, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.
ALEXZA PHARMACEUTICALS, INC.
WARRANT TO PURCHASE COMMON STOCK

No. CW-_	[ ], 2009
Void After [                    ], 2014
     THIS CERTIFIES THAT, for value received, SYMPHONY ALLEGRO HOLDINGS LLC, with its principal office at 7361 Calhoun Place, Suite 325, Rockville, MD 20855, or its assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Alexza Pharmaceuticals, Inc., a Delaware corporation, with its principal office at 2091 Stierlin Court, Mountain View, CA 94043 (the “Company”) up to five million (5,000,000) shares of the Common Stock of the Company (the “Common Stock”), subject to adjustment as provided herein. This Warrant is being issued pursuant to the terms of the Warrant Purchase Agreement, dated June 15, 2009, by and among the Company and the Holder (the “Warrant Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Warrant Purchase Agreement.
     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

          (a) “Exercise Period” shall mean the period commencing on [                    ], 2009 and ending on [                    ], 2014, except as otherwise provided below.
          (b) “Exercise Price” shall mean $2.26 per share, subject to adjustment pursuant to Section 6 below.
          (c) “Exercise Shares” shall mean the shares of the Company’s Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.
     2. EXERCISE OF WARRANT.
          2.1 Method of Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period or earlier at any time upon a Transaction Event, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
               (a) An executed Notice of Exercise in the form attached hereto;
               (b) Payment of the Exercise Price of the Exercise Shares purchased thereby (i) in cash or by check or wire transfer of immediately available funds, (ii) pursuant to a Cashless Exercise, as described below, or (iii) by a combination of (i) and (ii); and
               (c) Upon the exercise of the rights represented by this Warrant, shares of Common Stock shall be issued for the Exercise Shares so purchased, and shall be registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, within a reasonable amount of time following receipt by the Company of all of the items designated in clauses (a), (b) and (c) above, but in no event later than thirty (30) days after the date of exercise pursuant to this Section 2.1. The Company shall (i) upon request of the Holder, if available and if allowed under applicable securities laws, use commercially reasonable efforts to deliver Exercise Shares electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, or (ii) if requested by the Holder, deliver to the Holder certificates evidencing the Exercise Shares. The person in whose name any Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which delivery of the Notice of Exercise, delivery of this Warrant and payment of the Exercise Price were made, irrespective of the date of issuance of the shares of Common Stock, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          2.2 Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant in whole or part by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

	X =	Y (B-A)
B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (in each case subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below).

	A =	the Exercise Price.

	B =	the Current Market Price of one share of Common Stock.
              “Current Market Price” means on any particular date:
                              (a) if the Common Stock is traded on the Nasdaq SmallCap Market or the Nasdaq Global Market, the average of the closing prices of the Common Stock of the Company on such market over the five (5) trading days ending immediately prior to the applicable date of valuation (in the case of a cashless exercise, the date of valuation will be the exercise date);
                              (b) if the Common Stock is traded on any registered national stock exchange but is not traded on the Nasdaq SmallCap Market or the Nasdaq Global Market, the average of the closing prices of the Common Stock of the Company on such exchange over the five (5) trading days ending immediately prior to the applicable date of valuation (in the case of a cashless exercise, the date of valuation will be the exercise date).
                              (c) if the Common Stock is traded over-the-counter, but not on the Nasdaq SmallCap Market, the Nasdaq Global Market or a registered national stock exchange, the average of the closing bid prices over the five (5) trading day period ending immediately prior to the applicable date of valuation (in the case of a cashless exercise, the date of valuation will be the exercise date); and

               (d) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.
          2.3 Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within ten (10) days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional Exercise Shares shall be treated as provided in Section 5 hereof.
          2.4 Legend.
               (a) All certificates evidencing the shares to be issued to the Holder may bear the following legend (provided that no such legend shall be borne by Exercise Shares issued following the valid disposition of such shares pursuant to a registration statement which is effective under the Securities Act):
     “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”
               (b) If the certificates representing shares include the legend set forth in Section 2.4(a) hereof, the Company shall, upon a request from a Holder, or subsequent transferee of a Holder, as soon as practicable but in no event more than thirty (30) days after receiving such request, remove or cause to be removed (i) if the shares cease to be restricted securities, the securities law portion of the legend and/or (ii) in the event of a sale of the shares subject to issuance following the transfer of the shares in compliance with the transfer restrictions, the transfer restriction portion of the legend, from certificates representing the shares delivered by a Holder (or a subsequent transferee).
          2.5 Charges, Taxes and Expenses. Issuance of the Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of any electronic or paper certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Exercise Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and

the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Notwithstanding anything to the contrary in this Section 2.5, all issue or transfer tax or other incidental expenses imposed by a Governmental Authority outside the United States shall be 100% borne by the Holder.
     3. COVENANTS OF THE COMPANY.
          3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.
          3.2 No Impairment. Except and to the extent as waived or consented to by the Holder in accordance with Section 11 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith carry out of all the provisions of this Warrant and take all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against such impairment.
          3.3 Notices of Record Date. If at any time:
               (a) the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right (other than with respect to any equity or equity equivalent security issued pursuant to a rights plan adopted by the Company’s Board of Directors);
               (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company; or
               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall use commercially reasonable efforts to give to the Holder, provided that such action is available and permitted under the applicable securities laws, at least ten (10) days’ prior written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up of the Company. Any notice provided hereunder shall specify the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and the then current estimated date for the closing of the transaction contemplated by any proposed reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up of the Company.
     4. REPRESENTATIONS OF HOLDER.
          4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or public distribution of said Warrant or Exercise Shares or any part thereof and has no intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or the Exercise Shares, except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the provisions of Article VI of the Warrant Purchase Agreement and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except in accordance with the provisions of Article VI of the Warrant Purchase Agreement or pursuant to and in accordance with the Securities Act.
          4.2 Securities Are Not Registered.
               (a) The Holder understands that the offer and sale of neither the Warrant nor the Exercise Shares has been registered under the Securities Act.
               (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Warrant Purchase Agreement and the Registration Rights Agreement, the Exercise Shares, or to comply with any exemption from such registration.
               (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the expiration of the required holding period under Rule 144.

          4.3 Disposition of Warrant and Exercise Shares.
               (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until one of the following occurs:
                    (i) The Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the Commission with respect to the proposed disposition;
                    (ii) There is then in effect a registration statement under the Securities Act covering the Exercise Shares and such disposition is made in accordance with said registration statement; or
                    (iii) The Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws; provided, that so long as the Holder provides the Company with a representation letter in customary form with respect to such Rule 144 disposition, no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144.
     5. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then Current Market Price (as of the applicable exercise date) of an Exercise Share by such fraction.
     6. CERTAIN EVENTS.
          6.1 Dividends, Subdivisions, Combinations and Reclassifications. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
          6.2 Corporate Transactions. In the event that the Company enters into a merger or acquisition in which the surviving or resulting “parent” entity is an entity other than the Company, then the Holder shall either exercise the Warrant or surrender the Warrant in exchange for a new warrant exercisable in return for shares or common stock of the Surviving Entity (as defined in the Warrant Purchase Agreement) (the “Replacement Warrant”), provided that:
               (i) in accordance with Section 7.08 of the Warrant Purchase Agreement, if the consideration for a merger or acquisition consists of a combination of cash and stock of the Surviving Entity, then the Replacement Warrant issued to the Holder shall be solely for common stock of the Surviving Entity at an exchange ratio reflecting the total consideration paid by the Surviving Entity at the time of such change in control as if the total consideration (including cash) for each share of the Common Stock was instead paid only in common stock of the Surviving Entity at the time of such change of control (as illustrated on Exhibit C to the Warrant Purchase Agreement), and the holders of the Replacement Warrants shall have the registration rights for stock issuable upon exercise of the Replacement Warrants as provided under the Registration Rights Agreement; or
               (ii) in accordance with Section 7.08 of the Warrant Purchase Agreement, if prior to the end of the Term (as defined in the Warrant Purchase Agreement), a merger or acquisition shall occur and the consideration for such merger or acquisition shall be paid entirely in cash, then the Holder of this Warrant shall then have the option to irrevocably elect within fifteen (15) Business Days of the public announcement of the merger or acquisition by written notice of election to the Company, either (A) to retain the Warrant and the right to exercise the Warrant then outstanding for Exercise Shares in accordance with the terms of this Warrant, which exercise shall occur no later than immediately prior to the closing of such merger or acquisition, or (B) to surrender the Warrant to the Company in consideration of a cash payment for each share of the Common Stock subject to purchase under this Warrant in an amount equal to 40% of the per share cash consideration to be received by a holder of one share of the Common Stock to be tendered in the merger or acquisition (the “Warrant Surrender Price”). The Warrant Surrender Price shall be paid upon the surrender of the Warrants promptly following the closing of the all cash merger or acquisition. Any failure by the Holder to deliver a written notice of election to the Company pursuant to this Section 6.3(ii) shall be deemed an election of clause (B) of this Section 6.2(ii).

Following a merger or acquisition involving consideration of cash and stock in which the Surviving Entity is other than the Company, reference to the Common Stock shall instead be deemed a reference to the common stock of the Surviving Entity. For purposes of Section 6.2(i), “common stock of the Surviving Entity” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6.2 shall similarly apply to successive reorganizations, reclassifications, mergers, acquisitions, consolidations or disposition of assets.
          6.3 Adjustment of Exercise Price. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from its principal accounting officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares (and other securities or property) issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares (and other securities or property) under this Warrant after giving effect to such adjustment and shall set forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
     7. NO STOCKHOLDER RIGHTS. Except to the extent specified in Section 6, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Upon the exercise of this Warrant in accordance with Section 2, the Exercise Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date of such exercise.
     8. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant and the provisions of Article VI of the Warrant Purchase Agreement, this Warrant and all rights hereunder are transferable by the Holder, in person or by duly authorized attorney, upon delivery of this Warrant, the Assignment Form attached hereto and funds sufficient to pay any transfer taxes (in accordance with Section 2.5 hereof) payable upon the making of such transfer, to any transferee designated by Holder. The transferee will sign and deliver to the Company an investment letter in a form that is commercially reasonable, customary for use in similar transactions and reasonably satisfactory to the Company. Upon such delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Exercise Shares without having a new Warrant issued.

     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     10. RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws. The Holder hereby acknowledges and agrees that if a registration statement under the Securities Act is not effective at the time this Warrant is exercised, the Holder shall only be permitted to exercise this Warrant by means of a “cashless exercise” pursuant to Section 2.2.
     11. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.
     12. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holder at the addresses on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.
     13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
     14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws. The Company and, by accepting this Warrant, the Holder, each irrevocably submits and consents to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF,

THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     15. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
     16. SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder.
     17. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
     18. REGISTRATION RIGHTS. The holder of this Warrant and of the Exercise Shares shall be entitled to the registration rights and other applicable rights with respect to the Exercise Shares as and to the extent set forth in the Warrant Purchase Agreement and the Registration Rights Agreement.
     19. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of                     , 2009.

ALEXZA PHARMACEUTICALS, INC.

By:
Name:
Title:

Address:	2091 Stierlin Court
Mountain View, CA 94043
Attn: August J. Moretti
Facsimile: (650) 944-7999

W/copy to:	Cooley Godward Kronish LLP
380 Interlocken Crescent
Suite 900
Broomfield, CO 80021
Attn: Brent D. Fassett, Esq.
Facsimile: (720) 566-4099

NOTICE OF EXERCISE
TO: ALEXZA PHARMACEUTICALS, INC.
     (1) The undersigned hereby elects to (check one box only):
          ☐ purchase                      shares of the Common Stock of Alexza Pharmaceuticals, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares.
          ☐ purchase the number of shares of Common Stock of the Company by cashless exercise pursuant to the terms of the Warrant as shall be issuable upon cashless exercise of the portion of the Warrant relating to                      shares.
     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     (3) If the Warrant is not being exercised in full, please issue a certificate representing a new Warrant evidencing the right of the Holder to purchase the balance of the Exercise Shares purchasable under the Warrant, such certificate to be registered in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     (4) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available, and (v) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print Name)

ASSIGNMENT FORM
(To assign the foregoing Warrant, subject to compliance with Section 4.3 hereof, execute this form and supply required information. Do not use this form to purchase shares.)
     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated:                                         , 20__

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C
WARRANT CONVERSION EXAMPLE
          In the event that Alexza is the target of a merger or acquisition in which the share purchase price paid by the acquiror is paid in cash or a mixture of cash and stock, the outstanding Warrants are to be exchanged for Replacement Warrants of the Surviving Entity such that the holders of Warrants shall receive additional Replacement Warrants in lieu of the cash portion of the share purchase price, as set out in the following example:
•	A holder hereunder holds Warrants exercisable for 100,000 shares of Alexza Common Stock at an exercise price of $10.00 per share, and the share purchase price paid by the acquiror is $15.00 per share of Alexza Common Stock, with $5.00 to be paid in cash and $10.00 to be paid in shares of the common stock of the Surviving Entity (“New Stock”), based on a price of $100.00 per share of New Stock.

•	The Warrants of the holder, exercisable for 100,000 shares of Alexza Common Stock, shall be converted as follows:
(1)	The New Stock portion of the purchase price ($10.00 / share, or a ratio of New Stock to Alexza Common Stock of 10 to 1) shall yield Replacement Warrants exercisable for 10,000 shares of New Stock; and

(2)	The cash portion of the purchase price ($5.00 / share, or $500,000 total) shall, at the New Stock price of $100 /share, yield Replacement Warrants exercisable for 5,000 shares of New Stock ($500,000 / $100 = 5,000).
•	Therefore, in such a scenario, a holder of Warrants exercisable for 100,000 shares of Alexza Common Stock would receive Replacement Warrants exercisable for 15,000 shares of New Stock at an exercise price of $66.67 per share ($10.00 / $15.00 = 0.67 x $100.00 = $66.67).